Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Novavax, Inc. of our report dated February 28, 2003, with respect to the consolidated financial statements of Novavax, Inc. included in its Annual Report (Form 10–K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

McLean, Virginia
November 12, 2003